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Cusip No. 97653A103                    13G                   Page 23 of 25 pages


                                    EXHIBIT A

AGREEMENT OF REPORTING PERSONS

        Each of the undersigned hereby agrees that Amendment No. 2 to Schedule 13G filed on the date hereof with respect to the shares of Common Stock of Wireless Facilities, Inc. has been filed on behalf of the undersigned.

SIGNATURE:

        Dated: May 24, 2002

        Entities:

Oak Investment Partners IX, Limited Partnership
Oak Associates IX, LLC
Oak IX Affiliates Fund - A, Limited Partnership
Oak IX Affiliates Fund, Limited Partnership
Oak IX Affiliates, LLC
Oak Investment Partners X, Limited Partnership
Oak Associates X, LLC
Oak X Affiliates Fund, Limited Partnership
Oak X Affiliates, LLC
Oak Management Corporation

                                  By:  /s/ EDWARD F. GLASSMEYER
                                       --------------------------------------
                                           Edward F. Glassmeyer, as
                                           General Partner or
                                           Managing Member or as
                                           Attorney-in-fact for the
                                           above-listed entities

Individuals:

Bandel L. Carano
Gerald R. Gallagher
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont
David B. Walrod

                                  By:  /s/ EDWARD F. GLASSMEYER
                                       --------------------------------------
                                           Edward F. Glassmeyer,
                                           Individually and as
                                           Attorney-in-fact for the
                                           above-listed individuals